                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in the Filing of Amendment Number 2 for the Registration Statement of United Financial Mortgage Corp. on Form SB-2 of our report dated July 11, 2003 on the financial statements of United Financial Mortgage Corp. appearing in the April 30, 2003 Annual Report on Form 10-KSB of United Financial Mortgage Corp. and to the reference to us under the caption "Experts" in the related prospectus.




                                         /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
December 5, 2003